UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2024, T2 Biosystems, Inc. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”). The Purchase Agreement provided for the sale and issuance by the Company in a private placement (the “Private Placement”) of an aggregate of: (i) 1,700,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), (ii) 325,317 pre-funded warrants to purchase the share of Common Stock (the “Pre-Funded Warrant”), (iii) a series A warrant to purchase up to 2,025,317 shares of Common Stock (the “Series A Warrant”) and (iv) series B warrant to purchase up to 2,025,317 shares of Common Stock (the “Series B Warrant” and together with Series A Warrant, the “Common Warrants”). The Shares, the Pre-Funded Warrant and the Common Warrants (collectively, the “Securities”) were sold at a combined purchase price of $3.95 per Share and accompanying Common Warrants or $3.949 per Pre-Funded Warrant and accompanying Common Warrants. The exercise price of the Pre-Funded Warrant is $0.001 per underlying share of Common Stock. The exercise price of the Common Warrants is $3.70 per underlying share of Common Stock. The gross proceeds from the Private Placement was approximately $8.0 million.

The Pre-Funded Warrant is immediately exercisable and may be exercised at any time until the Pre-Funded Warrant is exercised in full, subject to the Beneficial Ownership Limitation (as described below).

The Series A Warrant is immediately exercisable upon issuance and will expire five and one-half years following the date of issuance. The Series B Warrant is immediately exercisable upon issuance and will expire 18 months following the date of issuance. The Common Warrants contains standard adjustments to the exercise price including for stock splits, stock dividends, rights offerings and pro rata distributions. The Common Warrants also include certain rights upon “fundamental transactions” (as described in the Common Warrant), including the right of the holders thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction in the amount of the Black Scholes value (as described in the Common Warrant) of the unexercised portion of the Common Warrant on the date of the consummation of such fundamental transaction.

The Pre-Funded Warrant the Common Warrants each provide for cashless exercise rights.

Under the terms of the Pre-Funded Warrant and Common Warrants, a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 9.99% (in the case of the Pre-Funded Warrant) and 4.99% (in the case of the Common Warrant) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99% (the “Beneficial Ownership Limitation”).

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing and indemnification obligations customary for transactions of this type. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

The Shares, the Common Warrants, the Pre-Funded Warrant and the shares of Common Stock issuable upon the exercise of the Common Warrants and Pre-Funded Warrant are not at this time being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the registration statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated May 14, 2024 (the “Registration Rights Agreement”) with the Purchaser. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement to register for resale the Shares on or prior to May 29, 2024.

In connection with the Private Placement, the Company entered into an agreement with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which the Company has agreed to pay Wainwright an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Private Placement, a management fee equal to 1.0% of the gross proceeds received by the Company from the Private Placement, and an aggregate of $85,000 for certain expenses related to the Private Placement. The Company has also issued to Wainwright’s designees warrants to purchase up to 141,772 shares of Common Stock (the “Wainwright Warrants”). The terms of the Wainwright Warrants are substantially the same as the terms of the Series A Warrant except that they have an exercise price of $4.9375 per share. Additionally, upon exercise, if any, of the Common Warrants for cash, the Company shall pay Wainwright, within five (5) business days of the Company’s receipt of the exercise price, a cash fee of 7.0% of the aggregate gross exercise price paid in cash with respect thereto. In addition, upon any exercise for cash of the Common Warrants, the Company shall issue to Wainwright or its designees, within five (5) business days of the Company’s receipt of the exercise price, warrants to purchase the number of shares of Common Stock equal to 7.0% of the aggregate number of shares of Common Stock underlying such Common Warrants that have been exercised.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Pre-Funded Warrant, the Series A Warrant, the Series B Warrant and the Wainwright Warrants are summaries, do not purport to be complete, and are qualified in their entirety by reference to each of the Purchase Agreement and the forms of the Purchase Agreement, the Registration Rights Agreement, Pre-Funded Warrant, the Series A Warrant, the Series B Warrant and Wainwright Warrant, copies of which are being filed as Exhibits 10.1, 10.2, 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Shares, the Common Warrants, the Pre-Funded Warrant, and the Wainwright Warrants and the shares of Common Stock issuable upon the exercise of the Common Warrant, the Pre-Funded Warrant and the Wainwright Warrants is incorporated by reference into this Item 3.02 in its entirety. The sales of the Shares, the Common Warrants, the Pre-Funded Warrant, and the Wainwright Warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants, the Pre-Funded Warrant and the Wainwright Warrants have not been registered under the Securities Act or any state securities laws and the Shares, the Common Warrants, the Pre-Funded Warrant, and the Wainwright Warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants, the Pre-Funded Warrant and the Wainwright Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities does not involve a public offering and is made without general solicitation or general advertising.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the intended use of the proceeds from the Private Placement, as well as statements that include the words “expect,” “may,” “should,” “anticipate,” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; (i) continue as a going concern; or (i) increase the number of high-risk patients at customer facilities; (ii)

failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission, or SEC, on April 1, 2024, and other filings the Company makes with the SEC from time to time, including our Quarterly Reports on Form 10-Q and Current Report on Form 8-K s on Form 8-K. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K. While the Company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this current report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Series A Warrant.

4.3	Form of Series B Warrant.

4.4	Form of Wainwright Warrant.

10.1	Form of Securities Purchase Agreement, dated as of May 14, 2024, by and between the Company and the Purchaser party thereto.

10.2	Form of Registration Rights Agreement, dated as of May 14, 2024, by and between the Company and the Investor party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2024	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sperzel
John Sperzel
Chairman of the Board of Directors, President and Chief Executive Officer